Exhibit 99.1

CHICAGO, July 9, 2007 /PRNewswire-FirstCall via COMTEX News Network/ — LKQ Corporation (Nasdaq: LKQX) today announced the acquisition of a recycled parts business near Quebec City, Canada. Pintendre Autos Inc. generates annual revenue of approximately $29 million (U.S.). Terms of this transaction were not disclosed.

Pintendre Autos primarily serves the professional repair market for not only automobiles but also for heavy trucks and several types of light duty vehicles. Pintendre also has a small retail self service recycle facility. The business operates on property totaling approximately 125 acres.

We expect this acquisition to provide $0.01 in diluted earnings per share for 2007.

“This is our second business acquisition in Canada and it gives us a large parts recycling business in a large population area. While business operations are concentrated in the Quebec City market, the Company also provides service to Montreal through a re-distribution facility. While the bulk of sales and profits are from the sale of recycled parts, Pintendre will provide us a limited exposure to the parts recycling business for heavy duty trucks, motorcycles and recreational vehicles, such as snowmobiles and all terrain vehicles. Furthermore, we have been very impressed with the Pintendre management team, which will remain in place post-acquisition,” said Joe Holsten, President and Chief Executive Officer.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of recycled light vehicle OEM products and related services and the second largest nationwide provider of aftermarket collision replacement products and refurbished wheels. LKQ operates over 130 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles.

Forward Looking Statements

The statements in this press release that are not historical are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors. These factors include:

•                  the availability and cost of inventory;

•                  pricing of new OEM replacement parts;

•                  variations in vehicle accident rates;

•                  changes in state or federal laws or regulations affecting our business;

•                  fluctuations in fuel prices;

•                  changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•                  changes in the types of replacement parts that insurance carriers will accept in the repair process;

•                  the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•                  declines in asset values;

•                  uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products;

•                  uncertainty as to our future profitability;

•                  increasing competition in the automotive parts industry;

•                  our ability to increase or maintain revenue and profitability at our facilities;

•                  uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•                  our ability to operate within the limitations imposed by financing arrangements;

•                  our ability to obtain financing on acceptable terms to finance our growth;

•                  our ability to integrate and successfully operate recently acquired companies and any companies acquired in the future and the risks associated with these companies;

•                  our ability to develop and implement the operational and financial systems needed to manage our growing operations; and

•                  other risks that are described in our Form 10-K filed February 28, 2007 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

CONTACT: LKQ Corporation
Mark T. Spears, Executive Vice President and Chief Financial
Officer
312-621-1950
irinfo@lkqcorp.com

SOURCE LKQ Corporation